UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 17, 2013

(Exact name of registrant as specified in its charter)

New Jersey	I-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey  08933
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 17, 2013, the Registrant announced a definitive agreement to acquire Aragon Pharamceuticals, Inc., a privately-held, pharmaceutical discovery and development company focused on drugs to treat hormonally-driven cancers. Under the terms of the agreement, the Registrant will make an upfront cash payment of $650 million, plus additional contingent payments of up to $350 million based on reaching predetermined milestones.  The transaction is expected to close in the third quarter of 2013.

Prior to closing, Aragon will transfer all assets other than its androgen receptor antagonist program to a newly formed company, which Aragon will spin off. Johnson & Johnson will not have an ownership stake in the new company nor retain any rights to these products or programs.  The closing is subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act, Aragon's consummation of the spin-off of the newly created company, and other customary closing conditions. The boards of directors of both Johnson & Johnson and Aragon have approved the transaction.

The related press release dated June 17, 2013 is attached as Exhibit 99.1 to this Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

99.1        Johnson & Johnson press release dated June 17, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)
Date: June 19, 2013	By:	/s/ DOUGLAS K. CHIA
Douglas K. Chia
Secretary

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